UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Shares, $0.10 par value	RIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2026, Transocean Ltd., a Swiss corporation (“Transocean”), entered into a support agreement (the “Famatown Support Agreement”) with Famatown Finance Limited, Kristian Johansen and the other parties thereto, pursuant to which Transocean has agreed, subject to the terms and conditions set forth therein, to nominate Mr. Johansen for election to the board of directors (the “Transocean Board”) of Transocean (the “Initial Nomination Right”) at (i) the extraordinary general meeting of Transocean shareholders (the “Transocean Extraordinary General Meeting”), with his election conditioned on approval of a shareholder resolution at the Transocean Extraordinary General Meeting and consummation of Transocean’s acquisition of Valaris Limited, an exempted company limited by shares incorporated under the laws of Bermuda (“Valaris”), and (ii) each annual or extraordinary meeting of Transocean shareholders at which directors are elected during the period commencing at the Transocean Extraordinary General Meeting and ending on the date that is two years thereafter (the “Re-Nomination Period”). If the Transocean Board includes Mr. Johansen or another replacement director reasonably acceptable to the Transocean Board (a “Replacement Director”) on Transocean’s slate of director nominees for any subsequent annual general meeting of Transocean shareholders and Mr. Johansen or the Replacement Director is elected to serve as a Transocean director at such meeting, the Re-Nomination Period will be extended until completion of the next annual general meeting of Transocean shareholders.

If Mr. Johansen is not elected to the Transocean Board at the Transocean Extraordinary General Meeting or any meeting of Transocean shareholders during the Re-Nomination Period, the Famatown Parties (as defined in the Famatown Support Agreement) have the right to nominate a Replacement Director, and the Transocean Board shall promptly nominate such Replacement Director for election at the next meeting of Transocean shareholders, subject to the terms and conditions set forth in the Famatown Support Agreement (together with the Initial Nomination Right, the “Nomination Right”). At any time Mr. Johansen or a Replacement Director is not a member of the Transocean Board during the Re-Nomination Period, the Famatown Parties have the right to designate an individual reasonably acceptable to the Transocean Board as an observer to the Transocean Board and each committee thereof (the “Observer Right”). The Famatown Support Agreement contains customary standstill and voting covenants applicable to the Famatowon Parties during the Re-Nomination Period, as well as important conditions relating to the Nomination Right and Observer Right.

Pursuant to the Famatown Support Agreement, Mr. Johansen has agreed to tender his resignation as a director of the Transocean Board effective upon a determination by a majority of the Transocean Board (excluding Mr. Johansen), and the Famatown Support Agreement and the Re-Nomination Period will terminate, if, among others, (i) the Famatown Parties do not own at least 3.5% of the total issued and outstanding shares of Transocean, (ii) the Famatown Parties breach their standstill and voting commitments or (iii) Mr. Johansen or a Replacement Director fails to comply with applicable Transocean policies.

The foregoing description of the Famatown Support Agreement is not complete and is qualified in its entirety by the full text of the Famatown Support Agreement, which is filed as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Support Agreement, dated as of May 19, 2026, between Transocean Ltd., Kristian K. Johansen, Famatown Finance Limited, Greenwich Holdings Limited, C.K. Limited, Geveran Trading Co. Limited and Hemen Holding Limited.
104	Cover Page Interactive Data File (formatted as inline XBRL).

Important Additional Information and Where to Find It

The transaction relates to the proposed business combination of Transocean and Valaris pursuant to the terms of the Business Combination Agreement, dated as of February 9, 2026, and is being made by way of a scheme of arrangement pursuant to section 99 of the Companies Act 1981, as amended, under the laws of Bermuda. In connection therewith, Transocean and Valaris filed a joint preliminary proxy statement on Schedule 14A with the SEC on May 19, 2026. The joint preliminary proxy statement is not final, and a joint definitive proxy statement (when available) will be mailed or otherwise disseminated to shareholders of each of Transocean and Valaris seeking their approval of the parties’ respective transaction-related proposals. None of the securities to be issued pursuant to the scheme of arrangement are anticipated to be registered under the U.S. Securities Act or any state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.

INVESTORS AND SHAREHOLDERS OF TRANSOCEAN AND VALARIS ARE URGED TO READ THE JOINT PROXY STATEMENT, THE BUSINESS COMBINATION AGREEMENT, THE SCHEME DOCUMENT AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to buy, or the solicitation of an offer to sell, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for the joint proxy statement or any other document that Transocean or Valaris may file with the SEC and send to their respective shareholders in connection with the proposed transaction. Investors and shareholders will be able to obtain free copies of the joint proxy statement (when available) and other documents filed with the SEC by Transocean or Valaris through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Transocean will be available free of charge on Transocean’s website at www.deepwater.com under the tab “Investors” and under the heading “SEC Filings.” Copies of the documents filed with the SEC by Valaris will be available free of charge on Valaris’ website at www.valaris.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.”

This communication is not intended to constitute, and does not constitute, an offer or solicitation in or into Switzerland to purchase or invest in any securities, and no application has been made or will be made to admit any securities referred to herein to trading on any trading venue (i.e., exchange or multilateral trading facility) in Switzerland. Neither this communication nor any other offering or marketing material relating to the transaction described herein or any securities referred to herein constitutes a prospectus within the meaning of the Swiss Financial Services Act of June 15, 2018, as amended (the “FinSA”), or advertising within the meaning of the FinSA.

Neither this communication nor any other offering or marketing material relating to the transaction described herein or any securities referred to herein has been filed with or approved by any Swiss regulatory authority. In particular, no material relating to the transaction described herein or any securities referred to herein has been reviewed or approved by a Swiss reviewing body (Prüfstelle) pursuant to article 51 of the FinSA.

This communication is not subject to, and has not received approval from, either the Bermuda Monetary Authority or the Registrar of Companies of Bermuda and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda.

Participants in the Solicitation

Transocean, Valaris and their respective directors and executive officers and certain other members of management and employees may be considered to be participants in the solicitation of proxies from the shareholders of Transocean and Valaris in connection with the proposed transaction. Information about the interests of the directors and executive officers of Transocean and Valaris and other persons who may be deemed to be participants in the solicitation of shareholders of Valaris in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement, which will be filed with the SEC. Information about Transocean’s directors and executive officers is set forth in Transocean’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 23, 2026 and its proxy statement for its 2026 annual meeting, which was filed with the SEC on March 20, 2026. Information about Valaris’ directors and executive officers is set forth in Valaris’ Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on February 20, 2026, and its proxy statement for its 2026 annual meeting, which was filed with the SEC on April 16, 2026. To the extent holdings of Transocean’s or Valaris’ securities by its directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. Additional information about the directors and executive officers of Transocean and Valaris and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, which may, in some cases, be different than those of Transocean shareholders or Valaris’ shareholders generally, will be contained in the joint proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Transocean’s or Valaris’ website as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 19, 2026	By:	/s/ Debra Kupferman
Debra Kupferman
Authorized Person